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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Stericycle, Inc. 1997 Stock Option Plan, of our report dated March 7, 1997, with respect to the Consolidated Financial Statements of Stericycle, Inc. and Subsidiaries for the year ended December 31, 1996, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                      ERNST & YOUNG LLP


Chicago, Illinois
March 23, 1998








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